UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 12, 2022

Avantor, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38912	82-2758923
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Radnor Corporate Center, Building One, Suite 200
100 Matsonford Road
Radnor, Pennsylvania 19087
(Address of principal executive offices, including zip code)
(610) 386-1700
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AVTR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01    Regulation FD Disclosure.
During a presentation at the Morgan Stanley 20th Annual Global Healthcare Conference on September 12, 2022, Avantor, Inc. (the “Company”) provided an update regarding expectations for third quarter results and revised its previously announced expectations for recent acquisitions.

As previously communicated, in the third quarter the Company continues to expect modest acceleration in core organic net sales growth of 50 to 75 basis points as compared to core organic net sales growth of 6.4% in the second quarter of 2022. This translates to 3% to 4% organic net sales growth, an acceleration from 2.3% organic growth in the second quarter. Based on the impact of COVID headwinds, inorganic contributions from recent acquisitions and foreign exchange, the Company expects total reported net sales in the third quarter of approximately $1,840 to $1,850 million.

These third quarter estimates include updated expectations for recent acquisitions of $400 million of total net sales contribution, from $450 million previously communicated. This update reflects the ongoing impacts of foreign exchange, COVID headwinds, supply chain constraints and softening demand in industrial applications in Europe.

The Company also reiterated that it continues to perform well across end markets and geographies, delivering approximately 7% core organic net sales growth, greater than 140 basis points of Adjusted EBITDA margin expansion, and 13% growth in adjusted net income in the first half of 2022, all of which are at the high end or above the Company’s long-term target ranges.

A replay of the presentation is available at https://ir.avantorsciences.com/investors/news-and-events/events/default.aspx.

Forward-Looking and Cautionary Statements

This Form 8-K contains forward-looking statements. All statements other than statements of historical fact included in this Form 8-K are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “outlook,” “plan,” “potential,” “project,” “projection,” “seek,” “can,” “could,” “may,” “should,” “would,” “will,” the negatives thereof and other words and terms of similar meaning.

Forward-looking statements are inherently subject to risks, uncertainties and assumptions; they are not guarantees of performance. You should not place undue reliance on these statements. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that our assumptions made in connection with the forward-looking statements are reasonable, we cannot assure you that the assumptions and expectations will prove to be correct. Factors that could contribute to these risks, uncertainties and assumptions include, but are not limited to, the factors described in “Risk Factors” in our most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q, as such risk factors may be updated from time to time in our periodic filings with the SEC.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. In addition, all forward-looking statements speak only as of September 12, 2022. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise other than as required under the federal securities laws.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avantor, Inc.

Date: September 13, 2022	By:	/s/ Thomas Szlosek
		Name:	Thomas Szlosek
		Title:	Executive Vice President and Chief Financial Officer (Duly Authorized Officer)